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                                                                      EXHIBIT 5h

                                     FORM OF
                                   SCHEDULE D
                              ADVISORY FEE SCHEDULE
                            AMENDED [         , 1997]

         THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:

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FUND                                                                                   DATE
----                                                                                   ----
SCHWAB CALIFORNIA TAX-EXEMPT MONEY FUND                                                NOVEMBER 5, 1990

Forty-six one-hundredths of one percent (.46%) of the Schwab California Tax-Exempt Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB U.S. TREASURY MONEY FUND                                                        NOVEMBER 5, 1991

Forty-six one-hundredths of one percent (.46%) of the Schwab U.S. Treasury Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB VALUE ADVANTAGE MONEY FUND                                                      FEBRUARY 7, 1992

Forty-six one-hundredths of one percent (.46%) of the Schwab Value Advantage Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion; and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB INSTITUTIONAL ADVANTAGE MONEY FUND                                              NOVEMBER 26, 1993

Forty-six one-hundredths of one percent (.46%) of the Schwab Institutional Advantage
Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion;
and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.
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FUND                                                                                   DATE
----                                                                                   ----
SCHWAB RETIREMENT  MONEY FUND                                                          NOVEMBER 26, 1993

Forty-six one-hundredths of one percent (.46%) of the Schwab Retirement Money Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent
(.37%) of such net assets over $10 billion but not in excess of $20 billion; and
thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.

SCHWAB NEW YORK TAX-EXEMPT MONEY FUND                                                  NOVEMBER 10, 1994

Forty-six one-hundredths of one percent (.46%) of the Schwab New York Tax-Exempt Money Fund's average daily net assets not in excess of $1 billion; forty-one one-hundredths of one percent (.41%) of such net assets over $1 billion but not in excess of $2 billion; and forty one-hundredths of one percent (.40%) of such net assets over $2 billion.

SCHWAB GOVERNMENT CASH RESERVES FUND                                                         OCTOBER 20, 1997

Forty-six one-hundredths of one percent (.46%) of the Schwab Value Advantage Money
Fund's average daily net assets not in excess of $1 billion; forty-five one-hundredths of one percent (.45%) of such net assets over $1 billion but not in excess of $3 billion; forty one-hundredths of one percent (.40%) of such net assets over $3 billion but not in excess of $10 billion; thirty-seven one-hundredths of one percent (.37%) of such net assets over $10 billion but not in excess of $20 billion;
and thirty-four one-hundredths of one percent (.34%) of such net assets over $20 billion.
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                                       THE CHARLES SCHWAB FAMILY OF FUNDS


                                       By:          __________________
                                       Name:        William J. Klipp
                                       Title:       Executive Vice President and
                                                    Chief Operating Officer


                                       CHARLES SCHWAB & CO., INC.

                                       By:          __________________
                                       Name:        Colleen M. Hummer
                                       Title:       Senior Vice President